Exhibit 23.2

                    Consent of Callister Nebeker & McCullough




                                              October 22, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



     Re: Registration and Issuance of Zions Bancorporation Common Stock Issuable under the Pioneer Bancorporation Non-Qualified Stock Option Plan


            This Firm has acted as counsel to Zions Bancorporation, a Utah corporation (the "Company"), in connection with its registration of 277,407 shares of its common stock without par value (the "Shares") issuable to eligible persons under the Pioneer Bancorporation Non-Qualified Stock Option Plan.

            We hereby consent to the use of our name in the Prospectus forming a part of the Registration Statement to which this letter is attached as an Exhibit, and therein being disclosed as counsel to Zions Bancorporation in this matter.


                                              Very truly yours,

                                              CALLISTER NEBEKER & McCULLOUGH
                                              A Professional Corporation


                                              /S/








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